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                                                                   Exhibit  10.2

                            ERISA EXCESS PENSION PLAN

                              AMENDED AND RESTATED
                        (EFFECTIVE AS OF JANUARY 1, 1999)

         WHEREAS, PNC Bank Corp. (the "Corporation") previously adopted and presently maintains the PNC Bank Corp. Supplemental Pension Plan (the "Plan") originally effective as of December 1, 1984;

         WHEREAS, the Corporation desires to amend and restate the Plan in its entirety, effective January 1, 1999, in order to reflect the conversion of the PNC Bank Corp. Pension Plan to a cash balance design with transition benefits, incorporate all prior amendments into the Plan document and make such other changes as deemed necessary or appropriate; and

         WHEREAS, section 5 of the Plan authorizes the Corporation to amend the Plan at any time.

         NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended and restated in its entirety to read as follows:

                                    SECTION 1

                                   DEFINITIONS

As used in this Plan, initially capitalized terms that are not otherwise defined herein shall have the meaning given to them in the PNC Bank Corp. Pension Plan as amended from time to time. The following words and phrases shall have the meanings assigned to them herein, unless the context otherwise requires.

1.1 "Account" means the bookkeeping record used under this Plan solely to communicate a Participant's or Beneficiary's Accrued Benefit expressed as a single dollar amount.

1.2 "Change in Control" has the meaning assigned to such term in the PNC Bank Corp. Supplemental Executive Retirement Plan as amended from time to time.

1.3      "Committee" means the committee appointed to administer the Pension
         Plan.

1.4 "Deferred Compensation Plan" means the PNC Bank Corp. and Affiliates Deferred Compensation Plan as amended from time to time.



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         1.5 "Excess Benefits" means the difference between (A) the amount of an
         Employee's benefit under the Pension Plan computed without taking into consideration the limitation on benefits contained in section
         401(a)(17) and section 415 of the Code and, effective January 1, 1999, computed as if "Compensation" as defined in the Pension Plan included bonus amounts deferred under the Deferred Compensation Plan and (B) the amount of an Employee's benefit actually computed under the Pension Plan.

         For a Participant who incurred a Total Disability prior to 1999 and who, for purposes of the PNC Bank Corp. Supplemental Executive Retirement Plan, was a "Participant" (as defined therein) as of December 31, 1998, Excess Benefits also shall include the difference between (C) the aggregate amount of the Participant's benefit under the Pension Plan and this Plan computed using Earnings Credits that reflect Compensation that, for any period, is a pro rata portion of annual Compensation equal to the sum of (i) the rate of base pay in effect at the time of Total Disability and (ii) variable pay (limited as described in the definition of Compensation in the Pension Plan) equal to the annual bonus amount earned for the calendar year prior to such Total Disability and (D) the aggregate amount of the Participant's benefit otherwise computed under the Pension Plan and this Plan.

1.6 "Participant" means any Employee who meets the eligibility criteria set forth in section 2 of the Plan.

1.7 "Pension Plan" means the PNC Bank Corp. Pension Plan as in effect on January 1, 1999 and as amended from time to time thereafter.

1.8 "Plan" means this PNC Bank Corp. ERISA Excess Pension Plan as amended from time to time.

1.9 "Plan Manager" means any individual designated by the Committee to manage the operation of the Plan as herein provided or to whom the Committee has duly delegated any of its duties and obligations hereunder.

1.10 "Trust" means the grantor trust established by the Corporation to assist in funding its obligations under the Plan.


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                                    SECTION 2

                          ELIGIBILITY FOR PARTICIPATION
                         AND CESSATION OF PARTICIPATION

An Employee who participates in the Pension Plan is eligible to participate in this Plan if the Employee has Excess Benefits. If an Employee ceases to participate in the Pension Plan, the Employee is no longer eligible to participate in this Plan. Such Participant's Account shall be frozen as of the date he or she ceases participation, except that interest will continue to be credited under section 3 of the Plan. Such frozen benefit will be payable at the same time and in the same manner as benefits otherwise payable under the Plan.

                                    SECTION 3

                                    BENEFITS

An Account shall be established and maintained for each Participant to which Excess Benefits shall be allocated. A Participant's Account under this Plan shall be allocated Earnings Credits, Transitional Earnings Credits and Interest Credits in the same manner as under the Pension Plan. In addition, a Participant's opening Account balance shall be determined in the same manner as under the Pension Plan.

                                    SECTION 4

                                  DISTRIBUTION

The benefits under this Plan are payable in accordance with all the terms and conditions applicable to the Participant's benefits under the Pension Plan.

The calculation of the amounts of optional forms of benefit shall utilize the same adjustment factors as used in the Pension Plan, and it is intended that these factors will be monitored and amended as necessary to meet the provisions of Treasury Regulation section 3121(v)(2)-1(C)(2)(iii)(B)(3).



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                                    SECTION 5

                                   TRUST FUND

No assets of the Corporation or any Employer shall be segregated or earmarked in respect to any benefits, and all such benefits shall constitute unsecured contractual obligations of the Employer. If the Corporation chooses to contribute to the Trust to offset its obligation under this Plan, all assets or property held by the Trust shall at all times remain subject to the claims of the general creditors of the Corporation or any Employer.

                                    SECTION 6

                                CLAIMS PROCEDURE

6.1      Initial Claim

         Claims for benefits under the Plan shall be filed with the Plan Manager. If any Participant or Beneficiary claims to be entitled to a benefit under the Plan and the Plan Manager determines that such claim should be denied in whole or in part, the Plan Manager shall notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and
         (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Plan Manager. If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim.

6.2      Review Procedure

         Within 60 days after the date on which a Participant or Beneficiary receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may (i) file a written request with the Committee for a review of his or her denied claim and of pertinent documents and (ii) submit written issues and comments to the Committee. The Committee will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Committee. If the decision on review is not made within such period, the claim will be considered denied.


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6.3      Claims and Review Procedure Not Mandatory After a Change in Control

         After the occurrence of a Change in Control, the claims procedure and review procedure provided for in this section 6 shall be provided for the use and benefit of Participants who may choose to use such procedures, but compliance with the provisions of this section 6 shall not be mandatory for any Participant claiming benefits after a Change in Control. It shall not be necessary for any Participant to exhaust these procedures and remedies after a Change in Control prior to bringing any legal claim or action, or asserting any other demand, for payments or other benefits to which such Employee claims entitlement.


                                    SECTION 7

                                 ADMINISTRATION

The Committee shall administer the Plan. The Committee shall have the same rights, powers and duties as specified in the Pension Plan.


                                    SECTION 8

                            AMENDMENT AND TERMINATION

The Plan may be amended or terminated by the Board at any time, and any Employer may withdraw from further participation in the Plan at any time; provided, however, that no such amendment, termination or withdrawal (each, a "Plan Change") shall, without the consent of each affected Participant, reduce or in any way adversely affect (i) the benefits payable hereunder with respect to a Participant who has terminated employment with the Corporation or an Employer (as applicable) prior to the date of such Plan Change or (ii) the amount of, or payment of, the Accrued Benefit (as hereinafter defined) of any other Participant as of the date of such Plan Change.

For purposes of this section 8, the term "Accrued Benefit" means an amount equal to the balance of a Participant's Account immediately prior to the Plan Change.

After a Change in Control, the Plan may not be amended in any manner that adversely affects the administration or payment of a Participant's benefits hereunder (including but not limited to the timing and form or payment of benefits hereunder) without the consent of the Participant nor may the provisions of this section 8, section 9 or, for purposes of this Plan, "Interest Credits" as defined in the Pension Plan immediately prior to the Plan Change, be amended after a Change in Control with respect to a Participant without the written consent of the Participant; provided, however, that the failure of a Participant to consent to any such amendment shall not impair the ability of the Committee to amend the Plan with respect to any other Participant who has consented to such amendment.


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                                    SECTION 9

                                   SUCCESSORS

In addition to any obligations imposed by law upon any successor(s) to the Corporation and the Employers, the Corporation and the Employers shall be obligated to require any successor(s) (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and/or assets of the Corporation and the Employers to expressly assume and agree to perform under this Plan in the same manner and to the same extent that the Corporation and the Employers would be required to perform under it if no such succession had taken place; in the event of such a succession, references to "Corporation" and "Employers" herein shall thereafter be deemed to include such successor(s).


                                   SECTION 10

                                  GOVERNING LAW

This Plan shall be governed according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by federal law.


                                   SECTION 11

                               FUNDING OF BENEFITS

In the sole discretion of the Corporation, the Corporation may establish a grantor trust and make contributions thereto for the purpose of providing a source of funds to pay benefits as they become due and payable hereunder; provided, however, that no such trust shall result in a Participant being required to include in gross income for federal income tax purposes any benefits payable hereunder prior to the date of actual payment. Notwithstanding the establishment of any such trust, a Participant's rights hereunder shall be solely those of a general unsecured creditor.


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                                     * * * *


Executed and adopted by the Director of Human Resources of PNC Bank Corp. this _____ day of ____________________, 1999.




                                                     ---------------------------
                                                     William E. Rosner
                                                     Director of Human Resources



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